Exhibit 10.57

FACILITIES AND MANAGEMENT SERVICES AGREEMENT

FACILITIES AND MANAGEMENT SERVICES AGREEMENT (this “Agreement”) made as of October 13, 2008 (the “Effective Date”), by and between 21st Century Oncology-CHW, LLC, a California limited liability company (“Manager”) 21st Century Oncology of California, A Medical Corporation, a California professional medical corporation (“Medical Group”) and Redding Radiation Oncologists, P.C, a California professional medical corporation (“Successor Medical Group”).

RECITALS:

A.                        Manager is a California limited liability company whose members are California Radiation Therapy Management Services, Inc., a California corporation, and Catholic Healthcare West, a California nonprofit public benefit corporation (“CHW”).

B.                          CHW’s mission is to provide high quality, cost efficient health care services to communities it serves in Northern California and elsewhere, including the Counties of Shasta, Siskiyou, Tehama and Trinity, and CHW is participating as a co-owner of Manager in order to make radiation therapy services available to residents of those Counties.

C.                          Medical Group and Successor Medical Group are each providers of radiation oncology services.

D.                         Medical Group wishes to engage Manager to provide it with certain office facilities, equipment, supplies and administrative services at practices located at Medical Group’s medical offices located in Redding and Mt. Shasta, California (the “Offices”). As provided in Section 16(f) of this Agreement, Medical Group intends to transfer complete ownership and operation of the Offices to Successor Medical Group shortly after the Effective Date, at which time this Agreement shall be assigned to and assumed by Successor Medical Group for the remainder of its term.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows;

1.                            Facilities, Equipment and Services to be Provided by Manager.

(a)                    Offices. Manager hereby grants an exclusive license to Medical Group to utilize the Offices and Medical Group agrees to license such Offices from Manager. Manager shall make all arrangements for and pay all costs associated with the utilities necessary for the operation of the Offices, including, without limitation, electricity, water, gas, telephone, waste (office and medical, including radioactive medical waste) collection and removal and janitorial services. Manager shall provide the Offices to Medical Group from 8:00AM to 5:00PM, Monday through Friday, or at such other times as mutually agreed by Manager and Medical Group. All other times of operation will be as needed and as mutually agreed between Manager and Medical Group. In no event shall Manager permit any other parties to utilize the Offices during the term of this Agreement, Manager and its employees and representatives shall have the right to enter the Offices at all reasonable times for the purposes of inspection, making repairs and for any other reasonable purpose. Medical Group acknowledges that it has been involved in the selection and approval of the Offices and has determined that the Offices are currently adequate and suitable for Medical Group’s intended use in Medical Group’s practice and meets appropriate standards of medical practice.

(b)                   Equipment. Manager hereby grants Medical Group an exclusive right to utilize such furniture, fixtures and equipment at the Offices as are described on Exhibit A hereof (the “Equipment”) and Medical Group agrees to license the use of such Equipment from Manager. The Equipment provided hereunder shall, at all times, be and remain the property of Manager. Medical Group shall not remove the Equipment from the Offices without the prior written consent of Manager. Medical Group acknowledges that it has been involved in the selection and approval of the Equipment and has determined that the Equipment is currently adequate and suitable for Medical Group’s intended use in Medical Group’s practice and meets appropriate standards of medical practice.

(c)                    General Management. Manager shall have authority and responsibility to manage, conduct and administer the day-to-day administrative and non-professional operations of the Offices and shall perform those functions pursuant to the terms of this Agreement and consistent with applicable laws, rules and regulations. Nothing in this Agreement shall be construed as permitting the Manager to engage in the practice of medicine, and Medical Group shall have sole and exclusive authority over the professional operations of the Offices. The duties of Manager shall include, but not be limited to:

(i)                                     Supplies. Manager shall provide Medical Group with such office and medical supplies as are necessary for patient care and treatment and the operation of the Offices by Medical Group as reasonably determined by Medical Group in consultation with Manager.

(ii)                                  Scheduling. Manager shall maintain patient appointment scheduling services on behalf of Medical Group, which services shall include obtaining all appropriate pre-certification, demographic, insurance and related materials with respect to patients.

(iii)                               Required Licenses and Regulatory Fees. Manager shall procure and maintain all necessary licenses and permits for the installation, use and operation of the Equipment and the Offices (other than the professional medical licenses of the Medical Group and its Physicians), and shall pay all related licensing, inspection and regulatory fees.

(iv)                              Personnel.

(A)                     Manager shall provide, on behalf of Medical Group, all non-professional support personnel including, but not limited to, technicians and radiation therapists (such technicians and therapists are hereinafter referred to as “Leased Personnel”), physicists, dosimetrists, receptionists, secretaries, clerks, management personnel and/or other personnel as necessary, as reasonably determined by the Manager upon consultation with Medical Group. Manager shall be responsible for recruiting, training, managing, supervising, compensating and terminating such personnel; provided, however, that Medical Group shall at all times have the ultimate authority and responsibility to supervise all such personnel to the extent they are engaged in the delivery of patient care services and shall participate in decisions of Manager with respect to the recruiting, training and terminating of all such personnel. Manager shall be responsible for all salaries, fringe benefits, taxes and insurance necessary with respect to all such personnel.

(B)                       Leased Personnel shall remain employees of Manager, and not employees of Medical Group. At such times as the Leased Personnel are providing services on Medical Group’s behalf, Medical Group shall have authority and responsibility for (i) the supervision and control of the Leased Personnel (while providing services on Medical Group’s behalf); (ii) determining the means and methods by which each Leased Personnel provide services hereunder; and (iii) determining charges for the Leased Personnels’ services.

(v)                                 Contract Negotiations. Manager shall advise the Medical Group with respect to and negotiate, on Medical Group’s behalf, all contractual arrangements with third parties as are reasonably necessary and appropriate, including, without limitation, negotiated price agreements with managed care plans and third party payors, employees, labor unions, alternative delivery systems, or other purchasers of group health care services; provided, however, that all such contractual arrangements shall be subject to final approval by Medical Group.

(vi)                              Financial Reports. Manager shall prepare and submit to the Medical Group periodic financial reports reflecting the financial status and operations of the Offices.

(d)                   Prohibited Activities. Notwithstanding any other provision of this Agreement, Manager and Medical Group expressly agree and acknowledge that Manager is not being engaged by Medical Group to, nor at any time shall Manager:

(i)                                     engage in the practice of medicine (including but not limited to determining what diagnostic tests are appropriate for a particular condition, determining the need for referrals to or consultations with another physician/specialist (or the identity of the physician for such referral or consultation) determining patient treatment options, or determining what is included in a particular patient’s medical records);

(ii)                                  provide marketing services, directly or indirectly, to or on behalf of Medical Group;

(iii)                               select, hire and/or fire (as it relates to clinical competency or proficiency) physicians, allied health staff and medical assistants;

(iv)                              set the parameters under which Medical Group will enter into contractual relationships with third-party payers;

(v)                                 make decisions regarding coding and billing procedures for patient care services;

(vi)                              make decisions regarding the compensation of Medical Group’s physicians;

(vii)                           determine how many patients a Medical Group physician must see during any given period of time or how many hours a physician must work,

2.                            Term. The term of this Agreement shall commence as of the Effective Date and shall, unless terminated sooner as provided herein, continue for an initial term of ten (10) years after the Effective Date. Thereafter, this Agreement shall automatically renew for up to two successive 5-year renewal terms, unless either party gives the other party a written notice of non-renewal at least 90 days before the beginning of any renewal term.

3.                            Responsibilities of Medical Group.

(a)                    Provision of Professional Services. Medical Group, as an independent contractor, shall be and remain fully responsible for all professional medical services provided at the Offices. In connection therewith, Medical Group shall provide all related physician support through its physician-employees and/or other physicians otherwise engaged by the Medical Group (including physician-owned professional corporations) (“Physicians”).

(b)                   Licensed Providers. Each Physician engaged by the Medical Group to provide services at the Offices shall be duly licensed, without restriction, to practice medicine in the State of California; shall be board certified or board eligible in the specialty of radiology; shall maintain professional liability insurance in minimum amounts of $1,000,000/$3,000,000 annual aggregate; and shall have never been convicted of a criminal offense related to healthcare, or been listed by any federal or state healthcare program as excluded or otherwise ineligible to participate in such federal or state program.

(c)                    Licenses and Permits. The Medical Group and each Physician providing services on behalf of the Medical Group shall have all necessary licenses, certificates, permits, approvals, franchises, notices and authorizations issued by governmental entities or other regulatory authorities, federal, state or local, required for the ownership and operation of the Medical Group and the operation of its medical practice at the Offices.

(d)                   Only Radiation Oncology Services. The Medical Group shall only provide radiation oncology services (and other integrally related ancillary services) at the Offices, and only physicians in the specialty of radiation oncology shall be shareholders of or employed or engaged by the Medical Group unless otherwise agreed to in writing by Manager.

(e)                    CHW Charitable Purposes. For so long as CHW is an owner of Manager, the Medical Group agrees to conduct and operate its medical practice and provide medical services at the Offices in a manner that provides access to patient care services on a non-discriminatory basis based on medical necessity, without regard to a person’s race, religion, national origin, gender, sexual orientation, physical or mental disability, payor source or ability to pay, and otherwise consistent with the charitable and religious purposes and policies set forth in Sections 3.2 through 3.7 of Manager’s Operating Agreement (a copy of which sections is attached hereto as Exhibit B.) In addition, Medical Group agrees to cease using the names of “Catholic Healthcare West,” “CHW” and/or “Mercy” (the “CHW Tradenames”) in connection with its medical practice if at any time CHW revokes the license it has granted to use such names or ceases being a member of Manager. Notwithstanding the foregoing, Medical Group may continue to use the CHW Tradenames if necessary to avoid any interruption in billing until such time as the appropriate filings and notifications as required by applicable law and/or payors are satisfied so that Medical Group can successfully bill using an alternative name.

(f)                      Payor Requirements. The Medical Group shall cause all radiation oncology services performed at the Office to be performed in accordance with all requirements of applicable third party payors, including Medicare and Medi-Cal, as necessary to obtain all available payments therefore, including providing necessary Physician supervision of all services provided.

(g)                   Quality of Care. The Medical Group shall regularly review the Office’s quality assurance policies and procedures to verify that the Offices are continually providing services that are medical necessary and of appropriate quality. The Medical Group shall promptly inform Manager of any deficiency in Office facilities, Equipment, supplies or provision of services by Manager’s personnel which, directly or indirectly, could adversely affect rendition of services of high quality on a consistent basis.

(h)                   Physician Compensation. Subject to Manager’s obligations under Section 5(c), the Medical Group shall be solely responsible for the satisfaction of any and all obligations with respect to any Physician it retains, employs or contracts to provide professional services at the Offices. Such obligations shall include, but not be limited to, payment of all federal and state withholding and payroll taxes applicable to Physicians, compliance with federal and state wage-hour obligations (including overtime), workers’ compensation obligations, unemployment insurance obligations and other applicable taxes and contributions to government mandated employment related insurance and similar programs. At the request of Manager, the Medical Group shall provide Manager with certificates or other evidence reasonably satisfactory to Manager that Medical Group has complied with such requirements.

(i)                       Personal Expenses. Except as otherwise provided in this Agreement, the Medical Group shall be solely responsible for all personal and professional expenses incurred by the Medical Group or its Physicians in rendering radiation oncology services at the Offices or otherwise, including but not limited to licensing and registration fees, membership fees and dues in professional organizations and societies, medical books and journals, and expenses incurred in attending conventions, meetings and continuing education.

(j)                       Medical Records. During the term of this Agreement, all medical records with respect to Medical Group’s patients shall remain in the custody and control of Medical Group. Such records shall be stored at such location or locations as Medical Group shall direct. Upon any termination of this Agreement, Medical Group, at its own expense, shall remove such records from such location or locations. Notwithstanding the foregoing, at all times during the term of this Agreement and thereafter, Manager shall be provided with access to such records, as requested, for billing and all other reasonable purposes, subject to applicable law regarding confidentiality. Manager’s rights set forth in this Section 30 shall expressly survive any termination of this Agreement.

4.                            Manager Compensation.

(a)                    Manager shall be paid, and Manager shall accept as payment for all facilities, Equipment, supplies, personnel and services provided to Medical Group hereunder, an amount equal to seventy-five percent (75%) of Net Collected Dollars (the “Management Fee”). For purposes of this Agreement, “Net Collected Dollars” shall mean the gross collections attributable to radiation therapy services provided by Medical Group at the Offices during the term of this Agreement, net of refunds, adjustments and overpayments.

(b)                   Payment of the Management Fee shall be made in accordance. with Section 5(c) below.

(c)                    Following the expiration or other termination of this Agreement for any reason, Manager shall continue to be entitled to receive the Management Fee based on Net Collected Dollars attributable to radiation therapy services provided by the Medical Group at the Offices prior to the expiration or other termination of this Agreement but for which collections are actually received following such expiration or other termination of this Agreement.

(d)                   The parties hereto have reviewed and evaluated the compensation to be paid by Medical Group to Manager for the facilities, Equipment, supplies, personnel and services hereunder and have determined it to be commercially reasonable, to be commensurate with fair market value and to not in any way be based upon the volume or value of patient referrals or any other business generated between the parties hereto or any of their affiliates.

5.                            Billing and Collections.

(a)                    Medical Group shall engage Financial Services of Southwest Florida, a Florida limited liability company (“FSS”) to provide billing and collection services on behalf of Medical Group pursuant to that certain Billing Services Agreement attached hereto as Exhibit C (the “Billing Services Agreement”).

(b)                   All Net Collected Dollars of Medical Group shall be deposited in a lockbox bank account in the name of Medical Group (the “Account”) with a bank (“Bank”) mutually agreed upon by the parties until termination or expiration of this Agreement at which time Medical Group will assign all rights to and interest in the Account to Manager. Until such assignment, Manager shall remain a required signatory on the Account and shall be authorized to make payments from such account on behalf of the Medical Group, including without limitation, the Management Fee. Medical Group shall cause FSS to instruct all third party payors to deposit their payments directly into the Account, Medical Group shall provide the Bank standing instructions that at the end of each day all of the funds in the Account shall be swept into another account maintained by Manager at the Bank or by wire transfer to appropriate accounts) of Manager. Such letter of instruction shall not be altered, modified, changed or supplemented by the Medical Group absent Manager’s prior written agreement. Any such alteration, modification or change may be deemed by Manager as an event of default by the Medical Group under the terms of this Agreement. To the extent that any Net Collected Dollars are not sent directly to the Account as required by this Agreement, or are received by Medical Group, such collection shall be immediately remitted, in the form received, to the Account immediately upon receipt by

Medical Group. This Section 5(b) shall expressly survive any termination or expiration of this Agreement.

(c)                    The parties acknowledge that all collections of Medical Group shall be used to pay, subject to the terms hereof, any amounts due Manager hereunder or due FSS pursuant to the Billing Services Agreement, until such amounts are paid in full. On or before the 15th day after each month, Manager shall remit the remaining balance in the Account to Medical Group.

(d)                   So long as any Management Fee or Billing Services Fee or any other liabilities or obligations of the Medical Group under this Agreement remain unpaid, Manager shall, to the extent authorized by law, have a continuing first priority security interest in all of the accounts receivable of the Medical Group, whether now existing or hereinafter arising, and all replacements of, and substitutions to, proceeds and products of any of the foregoing The Medical Group shall promptly execute and deliver any and all further instruments and documents, arid take all further action that Manager may request, in order to perfect any security interest granted or purported to be granted by the Medical Group hereunder in accordance. Without limiting the generality of the foregoing, the Medical Group shall execute and file such financing or continuation statements, or amendments thereto, and such other similar instruments or notices as may reasonably be deemed necessary or desirable by Manager, or as Manager may otherwise reasonably request, in order to perfect and preserve the security interests granted to Manager hereunder. The Medical Group shall promptly provide Manager with evidence of such filings upon receipt, In addition, Manager shall have the right, in its sole and absolute discretion, to assign, pledge or subordinate the security interests granted to Manager hereunder. The parties acknowledge and agree that this Section 5(d) does not constitute an assignment by the Medical Group of its Medicare/Medicaid receivables in violation of the Social Security Act. and the Medical Group is not required to have its Medicare/Medicaid funds be paid directly to Manager.

6.                            Representations of the Medical Group. The Medical Group hereby makes the following representations and warranties to Manager, each of which shall be true as of the date hereof and shall continue to be true during the term of this Agreement:

(a)                    Duly Authorized. This Agreement has been duly authorized, executed and delivered by the Medical Group and is binding upon the Medical Group.

(b)                   Duly Organized. The Medical Group is duly organized under the laws of the State of California and authorized and qualified to do all things required of it under this Agreement.

(c)                    Capacity to Contract. The Medical Group has the capacity and authority to fulfill the obligations required of it hereunder and nothing prohibits or restricts the right or ability of the Medical Group to carry out the terms hereof.

(d)                   Violations of Law. Neither the Medical Group nor any agreement, document or instrument executed or to be executed by it in connection with this Agreement, or anything provided in or contemplated by this Agreement, does or will violate any applicable law, rule or regulation or breach, invalidate, cancel, make inoperative or interfere with, or result in acceleration of maturity of, any contract or agreement to which the Medical Group is bound which would affect Manager’s rights hereundor.

7.                            Manager’s Representations. Manager hereby makes the following representations and warranties to the Medical Group, each of which shall be true as of the date hereof and shall continue to be true during the term of this Agreement:

(a)                    Duly Authorized. This Agreement has been duly authorized, executed and delivered by Manager and is binding upon it.

(b)                   Duly Organized. Manager is duly organized under the laws of the State of California and authorized and qualified to do all things required of it under this Agreement.

(c)                    Capacity to Contract. Manager has the capacity and authority to fulfill the obligations required of it hereunder and, to the best of Manager’s knowledge and belief, nothing prohibits or restricts the right or ability of Manager to carry out the terms hereof.

(d)                   Violations of Law. Neither Manager nor any agreement, document or instrument executed or to be executed in connection with this Agreement, or anything provided in or contemplated by this Agreement, does or will, to the best of Manager’s knowledge and belief, violate any applicable law, rule or regulation or breach, invalidate, cancel, make inoperative or interfere with, or result in acceleration of maturity of, any contract or agreement to which Manager is bound which would affect the rights of the Medical Group hereunder.

8.                            Independent Contractors.

(a)                    This Agreement is by and between Manager and Medical Group and is not intended,- and shall not be construed, to create an employment relationship, partnership or other such association as between the parties. Each party is an independent contractor of the other.

(b)                   Neither Manager nor its employees or agents shall look to Medical Group for vacation pay, sick leave, retirement benefits, Social Security, worker’s compensation, disability or unemployment insurance benefits, or other employee benefits; nor shall Medical Group or its employees or agents look to Manager for the same.

(c)                    In performing the services required hereunder, Medical Group and its physician-employees and contractors shall exercise independent professional judgment. Manager shall not exercise any control over matters of Medical Group involving the exercise of professional medical judgment, it being the sole intention of the parties that the services provided under this Agreement by Manager are to be provided to Medical Group so as to enable Medical Group to devote the full time and energies of Medical Group’s physicians to the conduct of Medical Group’s medical practice at the Offices.

(d)                   In the event the Internal Revenue Service or any other governmental agency shall, at any time, question or challenge the independent contractor status of either party, the party who received notice of same shall promptly notify the other party and afford the other party the opportunity to participate in any discussion or negotiation with the Internal Revenue Service or other governmental agency, irrespective of by whom such discussions or negotiations are initiated, The other party shall participate in any such discussions or negotiations to the extent permitted by the Internal Revenue Service or other governmental agency.

9.                            No Assignment, Encumbrance or Unapproved Use. Medical Group shall not;

(a)                    assign, mortgage or encumber this Agreement, or sublease or sublicense the Offices or any part of the Offices, or permit their use by others for any purpose unless Manager gives its prior written consent, which consent may be withheld in Manager’s sole discretion;

(b)                   pledge, loan, create a security interest in, or abandon possession of, the Equipment or the Offices;

(c)                    attempt to dispose of the Equipment or the Offices or any part thereof; or

(d)                   cause or permit any liens, attachments, encumbrances, charges or legal process arising by, through or under Medical Group, to be incurred or levied on the Equipment or the Offices or any part thereof; or

(e)                    take any action that would adversely affect Manager’s title or interest in the Offices or the Equipment.

Any action taken by Medical Group in contravention of the provisions of this Section shall be void ab initio.

10.                      Default by Medical Group.

(a)                    The occurrence of any one of the following shall constitute a default by Medical Group hereunder:

(i)                                     if Medical Group fails to pay the Management Fee when due;

(ii)                                  If Medical Group attempts to or actually does remove, sell, transfer, encumber, sublease, sublicense or part with possession of the Equipment, or vacates or abandons the Offices;

(iii)                               if Medical Group materially breaches any of its representations, warranties or covenants under this Agreement and such breach remains uncured for a period of thirty (30) days after delivery of written notice thereof to Medical Group from Manager, or, if such breach cannot be cured within thirty (30) days, Medical Group has failed to commence to cure such breach within such thirty (30) day period and diligently proceeded to effect such cure;

(iv)                              if Medical Group or any of its Physicians (A) ceases to practice medicine, in the specialty of radiation therapy; (B) makes an assignment for the benefit of creditors; (C) admits in writing its inability to pay its debts as they become due; (D) files a petition seeking reorganization, an arrangement, readjustment, or similar arrangement under any present or future statute, law or regulation; (E) files an answer admitting the material allegations of a petition filed against it in any such proceeding; or (F) consents to or acquiesces in the appointment of a trustee, receiver or liquidator of all or any substantial part of its assets or properties;

(v)                                 if within sixty (60) days after the commencement of any proceedings against Medical Group seeking reorganization or similar relief under any present or future statute, law or regulation, such proceedings shall have not been dismissed, or if within sixty (60) days after the appointment (without Medical Group’s consent or acquiescence) of any trustee, receiver or liquidator of all or any substantial part of its assets or properties, such appointment shall not have been vacated; or

(vi)                              if Medical Group is determined, by an appropriate governing body or court, to have violated any applicable law, rule, regulation or ethical standard related to the conduct of the practice of medicine which results in Medical Group being unable to provide professional medical services.

(b)                   Upon a default by Medical Group which has not been cured within the applicable cure period, Manager shall have the right to immediately terminate this Agreement.

11.                      Default by Manager.

(a)                    The occurrence of any one of the following shall constitute a default by Manager hereunder.

(i)                                     If Manager materially breaches any of its representations, warranties or covenants under this Agreement and such breach continues uncured for a period of thirty (30) days after written notice thereof to Manager from Medical Group or, if such failure cannot be cured within such thirty (30) day period, Manager has failed to commence to cure such failure within such thirty (30) day period and diligently proceed to effect such cure;

(ii)                                  If Manager: (A) makes an assignment for the benefit of creditors; (B) admits in writing its inability to pay its debt as they become due; (C) files a petition seeking reorganization and arrangement, readjustment or similar arrangement under the present or future statute, law or regulation, if any present or future; (D) files an answer admitting the material allegations of a petition filed against it and any such-proceeding; or (E) consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of all or any part of its assets or properties; or

(iii)                               If, within sixty (60) days after the commencement of any proceedings against Manager seeking reorganization or similar relief under any present or future statute, law or regulation, such proceedings shall have not been dismissed, or if within sixty (60) days after the appointment (without Manager’s consent or acquiescence) of any trustee, receiver or liquidator of all or any substantial part of its assets or properties, such appointment shall not have been vacated.

(b)                   Upon a default by Manager, which has not been cured within the applicable cure period, Medical Group shall have the right to immediately terminate this Agreement.

12.                      Termination.

(a)                    Termination. This Agreement shall terminate upon the following events:

(i)                                     the mutual written agreement of the parties; or

(ii)                                  as provided in Sections 2,10, and/or 11.

(b)                      Surrender of Offices. Upon the termination or expiration of this Agreement, Medical Group, at its own expense, shall immediately (i) relinquish control of and vacate the Offices, (ii) return to Manager all Equipment and supplies, (iii) remove all of its personal property, together with all liens, encumbrances and rights of others created by or suffered to exist by the actions or inactions of Medical Group, and (iv) pay all amounts due and owing by Medical Group to Manager in accordance with the terms of this Agreement.

13.                      Restrictive Covenants.

(a)                       At all times while this Agreement remains in effect Medical Group agrees that it shall not, directly or indirectly:

(i)                                     engage in the ownership, operation or management of any radiation oncology practice or facilities or otherwise engage in the provision of radiation oncology services (whether as a separate business or in conjunction with any other business (a “Competing Business”) within a 50 mile radius of the Offices (the “Service Area”); or

(ii)                                  have any interest, whether as owner, stockholder, partner, member, director, officer, employee or consultant in any Competing Business in the Service Area.

(b)                      At all times while this Agreement remains in effect the Medical Group agrees that it shall not, directly or indirectly, (i) solicit, encourage or advise patients serviced during the term of this Agreement to obtain or seek professional services from any professional who is not an employee, independent contractor or shareholder of Medical Group, or (ii) solicit, encourage or advise any employees of Manager to terminate employment with Manager for any reason whatsoever. Notwithstanding the foregoing, nothing in this Agreement is intended, to prevent Medical Group from referring a patient in need of specialty services not otherwise provided by Medical Group, or for other reasons in the best interests of the patient, to another duly licensed professional or facility.

(c)                       Medical Group acknowledges that the restrictive covenants contained in this Section 13 have unique value to Manager, the breach of which cannot be adequately compensated in an action of law. Medical Group further agrees that, in the event of the breach of the restrictive covenants contained herein, Manager shall be entitled to obtain appropriate equitable relief, including, without limitation, a permanent injunction or similar court order enjoining either or both of them from violating any of such provisions, and that pending the hearing and the decision on the application for permanent equitable relief, Manager shall be entitled to a temporary restraining order and a preliminary injunction. The prevailing party shall be entitled to reimbursement from the other party of its reasonable costs and expenses (including attorneys’ fees and disbursements) of, or related to, such action or proceeding. No such remedy shall be construed to be the exclusive remedy of Manager and any and all such remedies shall be held and construed to be cumulative and not exclusive of any rights or remedies, whether at law or in equity, otherwise available under the terms of this Agreement, at common law, or under federal, state or local statutes, rules and regulations.

(d)                      If any court of competent jurisdiction shall deem any of the restrictive covenants contained in this Section 13, or portion of any such covenants, too extensive or unenforceable, the other provisions of this Section 13 shall nevertheless stand and remain enforceable according to their terms. In such circumstance, the parties hereto expressly authorize the come to modify such covenants or offending portion thereof, so that the restrictions, limitations and scope of the restrictive covenants extend for the longest period, comprise the largest territory and are enforceable to the maximum permissible extent by law under the circumstances.

14.                      Confidentiality. The terms and conditions of this Agreement are and shall be treated as confidential, and shall not hereafter be disclosed by any party hereto or any of their respective attorneys to any person or entity, except to financial and legal advisors and others who need to know them to effectuate the purposes of this Agreement, or as may be required by law. Any individual to whom the terms and conditions of this Agreement have been disclosed will be advised of and shall abide by the confidentiality instructions of this Section 14.

15.                      Regulatory Matters.

(a)                       In the performance of their respective obligations hereunder, Medical Group and Manager shall comply with all applicable regulations and laws (including, without limitation, applicable zoning regulations and rules and regulations governing the practice of medicine) and do everything in their power to see to it that the Offices and the business conducted therein are in compliance with the rules and regulations of all regulatory bodies, agencies or authorities having jurisdiction over the Offices and such business.

(b)                      The parties hereto acknowledge and agree that the amounts due to Manager from Medical Group pursuant to this Agreement have been determined by the parties through good faith and arm’s length bargaining to be commercially reasonable, to reflect fair market value and to not in any way be based upon the volume or value of patient referrals’ or any other business generated between the parties. Manager and Medical Group enter into this Agreement with the intent of conducting their relationship and implementing the agreements contained in this Agreement in full compliance with applicable federal, state and local law, including without limitation, the Medicare/Medicaid Anti-Kickback statute (the “Anti-Kickback Law”) and Section 1877 of the Social Security Act (the “Stark Law”), as amended. Notwithstanding any unanticipated effect of any of the provisions of this Agreement, neither party will intentionally conduct itself under the terms of this Agreement in a manner that would constitute a violation of the Anti-Kickback Law or the Stark Law or any similar California law, rule or regulation. Without limiting the generality of the foregoing, Manager and Medical Group expressly agree that nothing contained in this Agreement shall require either party to refer any patients to the other, or to any affiliate or subsidiary of the other.

(c)                       For purposes of this Section 15, “protected health information”, or PHI, has the meaning defined by the Standards for Privacy of Individually Identifiable, Health Information, 45 C.F.R. Part 160 and Subparts A and E of Part 164 (the “Privacy Standards”), as promulgated by the Department of Health and Human Services (“HHS”) pursuant to the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). Medical Group agrees to implement appropriate administrative, technical and physical safeguards to limit incidental disclosures of PHI, and Manager agrees to meet all requirements and obligations contained in the Business Associate Exhibit attached hereto as Exhibit D and incorporated herein by reference.

(d)                      In the event that any law, rule, or regulation applicable to this Agreement or any rule or policy of any third-party payor, or any policy, or any interpretation thereof at any time during the term of this Agreement is modified, implemented, threatened to be implemented, or determined to prohibit, restrict or in any way materially change the terms of this Agreement, or by virtue of the existence of this Agreement has or will have a material adverse affect on either party or their respective affiliates or on the ability of either party to this Agreement to engage in any commercial activity on terms at least as favorable to that party as those reasonably attributable as of the date hereof (each of the foregoing being referred to herein as a “Change”), then the parties to this Agreement shall negotiate in good faith to amend this Agreement to the minimum degree necessary in a manner consistent with such change and the intent of the parties. If the parties are unable to reach agreement as to any such amendment reasonably necessary to remove the jeopardy contemplated herein, within sixty (60) days, this Agreement shall thereafter automatically terminate.

(e)                       Federal Reporting. Upon written request, the parties shall make available for a period of four (4) years after the furnishing of services under this Agreement to the Secretary of the U.S. Department of Health and Human Services, or any of its duly authorized representatives, this Agreement and any of the parties’ books, documents, and records that are necessary to certify the nature and extent of costs incurred pursuant to this Agreement and which are required to be made available under the Omnibus Reconciliation Act of 1980, Pubic Law 96-499, Section 952, or any regulation promulgated thereunder. Further, if Manager carries out any of its duties under this Agreement through a subcontract or assignment with a value or, cost of $10,000 or more over a twelve (12) month period, such contract shall contain a clause to the effect that the contracting organization shall furnish its books, documents, and records upon request as described to verify the nature and extent of costs.

16.                      Miscellaneous.

(a)                       Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by certified mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier, and shall be deemed given when so delivered personally or by facsimile, or if mailed, five (5) days after the date of mailing as follows:

If to Manager:	21st Century Oncology-CHW, LLC
2234 Colonial Boulevard
Fort Myers, Florida 33907

Attention: David N.T. Watson, Vice President

With a copy to:	Radiation Therapy Services, Inc.
111 Great Neck Road
Great Neck, New York 11021
Attention: Norton Travis, Esq., Executive Vice President and General Counsel

and

Garfunkel, Wild & Travis, P.C.
111 Great Neck Road
Great Neck, New York 11021
Attention: Greg E. Bloom, Esq.

If to Medical Group:	Redding Radiation Oncologists, P.C.
2234 Colonial Boulevard
Fort Myers, Florida 33907

or to such other address and to the attention of such other person(s) or officer(s) as either party may designate by written notice.

(b)                      Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to principles of conflicts of law.

(c)                       Further Instruments. At any time and from time to time, each party shall, without further consideration and at its own expense, take such further actions and execute and deliver such further instruments as may be reasonably necessary to effectuate the purposes of this Agreement.

(d)                      Entire Agreement. This Agreement (including the exhibits hereto) contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements between them, written or oral.

(e)                       Severability. In the event that any term or provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, rule or regulation, such term or provision shall be deemed severed from this Agreement and the remaining terms and provisions shall remain unaffected thereby provided the invalid term does not materially alter the basic purpose or intent of this Agreement.

(f)                         Assignment. Successor Medical Group agrees to use its best efforts to obtain its own Medicare and Medi-Cal provider numbers and participation agreements as soon as practicable and in no event later than January 1, 2009, at which time Medical Group agrees to transfer all of its right, title and interest in the Offices to Successor Medical Group and to assign this Agreement to Successor Medical Group, and Successor Medical Group agrees to accept such transfer and assignment and to assume all of Medical Group’s duties and obligations under this Agreement for the period on and after the date of such assignment. After such assignment and assumption, all references herein to “Medical Group” shall be deemed to refer to Successor Medical Group, and the parties shall promptly prepare and execute a restated agreement deleting 21st Century Oncology of California, a Medical Corporation as a party to this Agreement. Except as provided in the preceding sentences of this Section 16(f), no party shall assign any of its rights or obligations under this Agreement without the express, prior written consent of the other parties.

(g)                      Waiver of Breach. No waiver of a breach of any provision of this Agreement shall be construed to be a waiver of any breach of any other provision of this Agreement or of any succeeding breach.

(h)                      Amendments. This Agreement shall not be changed or modified except by an instrument in writing executed by both parties hereto. Without limiting any other provision herein, in the event that rules, policies, directives and/or orders of the United States Department of Health and Human Services or any other applicable federal, state, or local agency or third-party payor necessitate modifications or amendments to this Agreement, the parties hereto agree to so modify or amend this Agreement to conform with such rules, policies, directive and/or orders, provided they do not materially affect the duties and obligations of the parties hereunder.

(i)                          Dispute Resolution. In the event that a dispute shall occur between the parties under this Agreement, either party may give a written notice thereof to the other party (a “Dispute Notice”). Upon the giving of a Dispute Notice, the parties shall use reasonable efforts to resolve the dispute. “Reasonable efforts” shall include discussions over not less than a 30-day period, including at least two in-person meetings between representatives of each party who have authority to commit the party to an agreed resolution of the dispute. If after reasonable efforts the dispute has not been resolved, either party may elect to arbitrate the dispute by giving written notice to the other party (an “Arbitration Notice”). Within 20 days after the date an Arbitration Notice is given, the parties shall jointly select an independent third party to arbitrate the dispute, or, if the parties are unable to agree on an arbitrator within such 20 day period, each party, shall, within 10 days after the end of such 20-day period, submit such dispute to binding arbitration in accordance with the alternative dispute resolution process established by the American Health Lawyers Association (“AHLA”). The arbitrator or arbitrators so chosen shall resolve the dispute in a manner that is consistent with the charitable purposes and policies set forth in Sections 3.2 through 3.7 of the Manager’s Operating Agreement. The arbitrators) shall have the authority to order specific performance by either party under this Agreement, but in no event shall any arbitrator have the power to require any action that would be inconsistent with the provisions of Sections 3.2 through 3.7 of the Manager’s Operating Agreement. Such arbitration decision will be final and binding on the parties, and may be enforced through any court having jurisdiction. Unless otherwise required by the arbitration rules or process, all arbitration sessions shall be conducted in the State of California. Each party will bear its own costs and expenses associated with the arbitration proceedings, including costs of witnesses, travel, attorneys, and other representatives. The general costs and expenses of the proceedings, such as the fees of the arbitrators and the charges of the AHLA, will be divided equally among the parties to the dispute.

(j)                          Counterparts. This Agreement may be executed in counterparts including facsimile signature, each of which shall be considered an original and all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

21st Century Oncology-CHW, LLC

By:	/s/ Jeffrey A. Pakrosnis
Name:	Jeffrey A. Pakrosnis
Title:	Treasurer

21st Century Oncology of California, a Medical Corporation

By:	/s/ David N.T. Watson
Name:	David N.T. Watson
Title:	Chief Financial Officer

Redding Radiation Oncologists, P.C.

By:	/s/ David N.T. Watson
Name:	David N.T. Watson
Title:	Chief Financial Officer

FACILITIES AND MANAGEMENT SERVICES AGREEMENT
SIGNATURE PAGE

EXHIBIT A

Equipment List

[To come]

EXHIBIT B

Excerpt from Manager’s Operating Agreement Regarding Operation of Offices

3.2                      Charitable Purposes. The Company and the Centers shall at all times be operated and managed in a manner that furthers the charitable, religious and community-based healthcare purposes, mission, vision and values of CHW by promoting health and providing or expanding access to healthcare services for a broad cross section of the community. Specifically, and without limiting the generality of the foregoing, the Company and the Centers shall be operated and managed in a manner that:

(a)                    provides access to patient care services based on medical necessity, without regard to characteristics such as a person’s race, religion, creed, national origin, gender, age, sexual orientation, physician or mental disability, payor source or ability to pay;

(b)                   provides access to patient care services to individuals covered by Medicare, Medicaid/Medi-Cal and other federal and state governmental payment programs; and

(c)                    will not, in the reasonable opinion of CHW, on advice of CHW’s legal and/or tax counsel, cause CHW to act other than exclusively in furtherance of its tax exempt purposes or adversely affect its exempt status under Section 501(c)(3) of the Code.

3.3                      Charity Care. Consistent with CHW’s charitable healthcare mission, the Company shall cause each Center to:

(a)                    Establish and maintain reasonable financial assistance policies and procedures for the Center, which are consistent with CHW policies and procedures;

(b)                   Effectively communicate its financial assistance policies and procedures; and

(c)                    Provide reasonable levels of charity care consistent with its financial assistance policies and procedures based on both historical and actual need and the levels of charity care in the community.

3.4                      Ethical and Religious Directives. The Company and each Center shall be operated in compliance with (i) CHW’s Statement of Common Values and (ii) the Ethical and Religious Directives for Catholic Health Care Services, as adopted and as the same may be amended from time to time by the United States Conference of Catholic Bishops.

3.5                      Precedence of Charitable and Religious Purposes; Modification of Fiduciary Duties. Notwithstanding any provision to the contrary in this Agreement or the Act, any management agreement, or any other agreement related to the Company or the Centers, the duty of the Company and its Members, the Board of Managers, and all officers and managers of the Company to operate and manage the Company and the Centers in a manner consistent with Sections 3.2,3.3 and 3.4 shall override any fiduciary or other duty they may have to operate and manage the Company or the Centers for the financial benefit of the Company or its Members or the Medical Groups. The Members expressly acknowledge and consent to this modification of

1

the fiduciary duties of the Members and managers to the Company pursuant to Section 17005 of the Act.

3.6                      Operating Policies and Procedures.

(a)                    Conflicts and Compliance Policies. The Company shall cause each Center to:

(i)                                     Be developed, formed, managed and operated in compliance with all applicable legal and regulatory requirements;

(ii)                                  Establish, continually maintain and comply with a conflicts of interest policy, which will apply to the owners, managers and key employees of the Center and be approved by management of CHW (“CHW Management”);

(iii)                               Establish and continually maintain a compliance program designed to detect and correct non-compliance, which program will be consistent with recognized standards for the industry and/or clinical services operated by the and with guidance provided by the Office of the Inspector General, United States Department of Health and Human Services; follow guidelines established by the RTSI Chief Compliance Officer and the CHW Chief Compliance Officer (collectively, the “CCO’s” for the joint venture compliance programs; and be in place prior to the commencement of operations;

(iv)                              Submit the Center’s compliance program to review by CHW Management or to self-assessment by the Company at least annually to ensure its continuous and effective operation and administration. The CCO’s must approve the method and content of the Center’s self-assessment process; and

(v)                                 Allow for audit of the Center’s compliance program by the CCO’s, or an appropriate audit firm mutually agreed to by the CCO’s, upon written request of the CHW Member or RTSI Member.

(vi)                              Notwithstanding the above, the Center’s compliance program must also be consistent with the compliance programs and policies of the RTSI Member.

(b)                   Quality of Care. The Company shall cause each Center to adopt, maintain and apply protocols, guidelines, policies and procedures approved in advance by RTSI Management and CHW Management that will:

(i)                                     Provide for the delivery of patient care at or above the community standard for the industry and/or clinical service(s) operated by the Center;

(ii)                                  Assure the operation and maintenance of a safe clinical environment for the delivery of patient care, including appropriate medical staff credentialing and peer review processes;

(iii)                               Promote positive outcomes in connection with the delivery of patient care; and

2

(iv)                              Allow for the quantitative measurement and provide for ongoing monitoring by CHW Management of clinical quality based upon recognized standards for the industry and/or clinical service(s) operated by the Center.

3.7                      Binding on Managers and Physicians. The Company shall cause each manager under a management agreement or billing services agreement, as well as each Medical Group providing professional services at the Centers, to agree to comply with the covenants set forth in this Section 3, and each such agreement shall include provisions to that effect.

3

EXHIBIT C

Billing Services Agreement

[Attached]

BILLING SERVICES AGREEMENT

THIS BILLING AND SERVICES AGREEMENT (this “Agreement”) is made and entered into effective as of                    (the “Effective Date”), by and between 21st Century Oncology of California, a Medical Corporation, a California professional medical corporation, and Redding Radiation Oncologists, P.C., a California professional medical corporation (“Client”) and Financial Services of Southwest Florida, LLC, a Florida limited liability company (“FSS”).

RECITALS

A.                         FSS is a wholly owned subsidiary of Radiation Therapy Services, Inc. and is in the business of providing billing services for radiation oncology medical practices and facilities.

B.                         Client is in the business of providing radiation oncology services at its medical practice offices located in Redding, California and Mount Shasta, California (the “Offices”).

C.                         Client desires to engage the services of FSS in order that FSS may provide its experience, skills, supervision and personnel in connection with the provision of the billing services described in this Agreement (the “Billing Services”) at the Offices on behalf of Client, and FSS desires to provide the Billing Services set forth in and pursuant to this Agreement.

D.                         Client and FSS desire to enter into this Agreement in order to provide a full statement of their respective rights and responsibilities as set forth herein.

E.                           “Client” shall initially be deemed to refer solely to 21st Century of California, a Medical Corporation, but after the events described in Section 16 of this Agreement, “Client” shall be deemed to refer solely to Redding Radiation Oncologists, P.C.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants of the parties hereinafter set forth, and for their mutual reliance, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                            Billing and Collection Services. For and in consideration of the payments described in Section 5 below, FSS shall, except as otherwise expressly provided herein from and after the Effective Date, be responsible for and shall, as the exclusive billing and collection agent of the Client, bill and collect all patient accounts (the “Accounts”) generated by Client at the Offices. In this regard, FSS shall be and hereby is appointed as Client’s billing and collection agent consistent with 42 C.F.R. Section 424.80(b)(6). Client shall fully cooperate with FSS so that FSS may satisfactorily complete its responsibilities regarding its billing and collection services. FSS shall use its best efforts to bill and collect on behalf of Client, which duties and responsibilities shall include, without limitation, the following:

(a)                       Patient file maintenance, including without limitation, data entry and transaction posting for adjustments and payments, provided, however, that Client shall be responsible for posting patient demographic data and charges and payments made in cash by patients, for services performed by Client at the Offices.

1

(b)                      Follow-up activity regarding the billing for patients’ services.

(c)                       Referral to attorneys or other agents of FSS’s choice, after consultation with Client, to initiate collection of unpaid patient charges when said charges remain unpaid at least one hundred twenty (120) days from the date of billing.

(d)                      Preparation of reports on a monthly basis (the “Billing and Collections Statements”). The Billing and Collections Statements shall include, without limitation, (i) a statement of the amounts billed and collected from patients and Medicare, private insurance or other third-party payors, (ii) a statement of all deposits made to the “Client’s Bank Account” (as defined in Section l(e) below), (iii) an accounts receivable aging schedule, (iv) a list of uncollectible and doubtful accounts that should be written-off, (v) a daily posting summary, of charges, payments, and adjustments, and (vi) billing class activity within financial classes, (vii) aged trial balances by financial class. FSS shall deliver all reports to Client by not later than the fifteenth (15th) day of each month during the term of this Agreement. In addition to the Billing and Collections Statements, Client shall also be responsible for providing to FSS all information regarding patient co-payments and deductibles received by Client including, without limitation, the date and amount of such deductibles and co-payments.

(e)                       Deposit of all patient revenues collected by FSS on behalf of Client into the Client’s Bank Account. Client shall open (or identify as already existing) a bank account (the “Client’s Bank Account”) at a bank or other suitable financial institution to be used solely for depositing the Client’s collected revenues, FSS will not have access to the Client’s Bank Account for withdrawal or any financial negotiating purposes. FSS will be provided with an endorsement stamp and deposit slips at Client’s expense for purposes of making deposits. FSS will deposit all collected revenues upon the Accounts under this Agreement to the Client’s Bank Account a minimum of twice weekly.

(f)                         Subject to Client’s responsibilities pursuant to Section 2(a) below, FSS shall be responsible for providing training to, and continuing education for, all billing clerks and coders to the proper industry standards and consistent with industry guidelines.

(g)                      FSS shall provide all software, including all changes to programs of same, relative to the billing and collection services to be rendered by FSS for and on behalf of Client.

(h)                      Set up and provide electronic billing to Medicare and Medicaid, as well as private insurance or other third-party payors which may have such electronic billing capabilities.

(i)                          Client shall perform those services associated with obtaining insurance information, consents from patients, charge capture, the entering of patient demographics and other such services performed at the Offices.

(j)                          For purposes of the duties of FSS as Client’s billing agent, FSS agrees to bill all claims on behalf of Client within seven (7) business days of FSS’s receipt of the “Patient Information” (as defined below), FSS shall provide Client with written notice (the “Billing Notice”) of all rejected claims within seven (7) business days of FSS’s receipt of an applicable Explanation of Benefits (“EOB”). The Billing Notice shall, in the event that Client has already provided FSS with the Patient Information, confirm that the claim has been rejected and FSS

2

shall rebill the rejected claim within seven (7) business days of the date of the Billing Notice. In the event that the EOB identifies information that has not previously been provided by Client to FSS, then the Billing Notice shall expressly identify the additional information needed by FSS from Client to rebill the claim, and FSS shall rebill the rejected claim within seven (7) business days of FSS’s receipt of such additional information from Client. For the purposes of this Agreement, “Patient Information” shall, unless subsequently modified by state or federal law, be defined to mean:

(i)                           Patient demographic information such as patient name, address, age and telephone number, and, if possible, a photocopy of the patient’s driver’s license, passport or other identification card;

(ii)                        When applicable, patient insurance information, including, when applicable, the patient’s plan or group number and a photocopy of the patient’s insurance card; and

(iii)                     Patient and encounter form/charge tickets including the following information:

(1)                                  ICD 9 Code and diagnosis;

(2)                                  Evidence of any referral required by a third party payor;

(3)                                  Third party payor pre-authorization number, as applicable;

(4)                                  Date and place of service;

(5)                                  Name of physician providing service; and

(6)                                  Such other “protocols” described by third party payors from time to time.

2.                            Client Responsibilities.

(a)                       At all times during the term of this Agreement, Client shall be responsible for the codes assigned to patient charts, including, but not limited to, the accuracy, legality and appropriateness of such codes; the accuracy of fee schedules; and the accuracy of all other data provided to Client (collectively, “Coding Data”).

(b)                      At all times during the term of this Agreement, Client shall be responsible for providing to FSS all information regarding the receipt of any patient co-payments or deductibles, including the date and amount of such co-payments and deductibles.

3.                            Designation of Account Manager and Other Personnel. FSS shall designate an individual as Client’s account manager (the “Account Manager”) who shall be primarily responsible for the Accounts and the performance by FSS of the terms of this Agreement. The Account Manager shall further serve as the liaison of FSS to the Client, At Client’s request from time to time, the Account Manager, as well as any FSS personnel assigned to be on the Client’s

3

site, may be removed and another individual, who is mutually acceptable to Client and FSS, shall be designated as Account Manager.

4.                            Term. The term of this Agreement shall commence as of the Effective Date and shall, unless terminated sooner as provided herein, continue for an initial term often (10) years after the Effective Date. Thereafter, this Agreement shall automatically renew for up to two successive 5-year renewal terms, unless either party gives the other party a written notice of non- renewal at least 90 days before the beginning of any renewal term.

5.                            Compensation. As full and complete compensation for the Billing Services performed by FSS, Client shall pay FSS an amount equal to five percent (5%) of the “net patient revenues” collected by FSS for and on behalf of Client in the ordinary course of its business (the “Billing Fees”)- For purposes of this Section 5, the term “net patient revenues” shall mean gross collected revenues, less any offsets, recoupments, refunds, co-payments, deductibles, or reapplication of revenues in order to address adjustments by third party payors including, without limitation, Medicare or Medicaid. The Billing Fees shall be paid by Client to FSS on a monthly basis, based upon the patient revenue collected by FSS for the particular month and shall be payable by Client to FSS on or before the fifteenth (15th) day of the month following the month for which payment is due.

6.                            Confidentiality. FSS acknowledges and agrees that, in the course of the performance of its duties under the terms of this Agreement, FSS may or will gain access to Confidential Information of Client, For the purposes of this Agreement, “Confidential Information” shall mean any and all information, written or oral and regardless of the medium in which produced, communicated or stored, regarding Client or Client’s business, business plans, trade secrets, and operations, and including, without limitation, the pricing utilized by Client, Client’s contracts, Client’s patient lists, fee schedules and Client’s patients (including patient identity, diagnosis and medical history). FSS agrees that, without Client’s prior written consent which consent may be granted, withheld, revoked or rescinded in Client’s sole discretion, FSS shall not release, disclose, disseminate or publish any Confidential Information except to the extent necessary for FSS to perform its services under the terms of this Agreement and, in the context of information regarding patient information, then and in that event FSS shall publish only such information as may be minimally necessary and, in all events, consistent with the respective patient consents. Except as otherwise expressly provided above, FSS shall, and shall cause all of its employees and agents to, treat and maintain all Confidential Information as confidential. FSS acknowledges and agrees that any violation of this Section 6 by FSS, its employees or agents, shall result in immediate and irreparable harm to Client, the dollar value of which will be difficult, if not impossible, to identify. Therefore, Client shall, in addition to all other remedies available at law or in equity to Client, for a violation of this Section 6, FSS further acknowledges and agrees that Client shall be entitled to all equitable remedies including, without limitation, injunctive relief and specific performance, necessary to prevent a breach or threatened breach of this Section 6 by FSS, its employees or agents.

7.                            No Assignment of Benefits. The parties acknowledge and agree that this Agreement is not intended to constitute, and shall not be construed or deemed to constitute, an assignment of benefits within the meaning of Section 1842(b)(6)(a) of the Social Security Act, 42 U.S.C. § 1395(n)(b)(6)(a), and the Rules and Regulations promulgated thereunder.

4

8.                            Access to Books and Records by Third Parties. In addition to the other obligations of FSS described herein, FSS agrees that, to the extent requited by Section 1861(v)(l)(i) of the Social Security Act or similar state or federal law, if the cost or value of this Agreement is Ten Thousand Dollars ($10,000) or more over any twelve (12) month period, then, until the expiration of four (4) years after the furnishing of services provided for under this Agreement, FSS will make available to the secretary, U.S. Department of Health and Human Services, the U.S. Comptroller General, and their representatives, this Agreement and all books, documents and records necessary to certify the nature and extent of the costs of those services.

9.                            Compliance With Laws.

(a)                       General Compliance. In connection with the performance of this Agreement, Client and FSS agree to comply in all material respects with all applicable laws. Any party receiving any notice of any pending inspection or violation of such law with respect to the Offices or the Accounts and the operation thereof shall immediately notify the other party. Further, FSS shall and shall cause each of its employees and agents to perform his or her duties and responsibilities hereunder, to (a) conduct all activities in compliance with applicable laws and regulations, (b) promote the highest standards of business ethics and integrity, (c) maintain the confidentiality of patient information and protect confidential and proprietary information about employees and the organization, (d) conduct activities and relationships with others so as to avoid conflicts of interest, in appearance or fact, (e) conduct business transactions with suppliers, contractors, vendors and other third parties at arms-length and free from offers or solicitation of gifts and favors, or other improper inducements, and (f) exercise responsible stewardship to preserve and protect Client’s assets by making productive and effective use of Client’s resources.

(b)                      Fraud and Abuse. Client and FSS agree not to engage, and agree to prohibit all persons and entities providing services pursuant to this Agreement from engaging in, any activities which are prohibited under Section l320a-7b of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including, but not limited to, the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently jiecure such benefit or payment; and (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (x) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (y) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid or any other Federal health insurance reimbursement program.

5

(c)                       HIPAA. FSS acknowledges that it meets the definition of a “business associate” set forth in the regulations adopted pursuant to the Health Insurance Portability and Accountability Act (hereinafter, the Health Insurance Portability and Accountability Act and its implementing regulations (including, without limitation, the privacy and security regulations adopted at 45 C.F.R. Parts 160 and 164) as they may be amended from time to time are collectively referred to as “HIPAA”), and that this Agreement is subject to the requirements for business associate contracts with health care providers which involve the use of individually identifiable health information (“Protected Health Information”), including the provisions of the Business Associate Exhibit attached hereto as Exhibit A and incorporated herein by reference, with which FSS agrees to comply. FSS acknowledges that Client will be providing Protected Health Information to FSS in order for FSS to carry out its obligations under this Agreement. FSS may use and disclose the Protected Health Information only for the purposes of performing its obligations under this Agreement, the proper management and administration of FSS, and the provision of aggregation services relating to the health care operation of Client. It may not utilize or disclose such Protected Health Information for any other purpose. FSS shall not use Protected Health Information in any manner that would constitute a violation of HIPAA if such use were by Client.

10.                      Termination.

(a)                       Client may terminate this Agreement if, subject to the provisions of Section 10(c) below, FSS defaults in the performance of any material covenant, agreement, term or provision of this Agreement.

(b)                      FSS may terminate this Agreement if, subject to the provisions of Section 10(c) below, Client defaults in the performance of any material covenant, agreement term or provision of this Agreement.

(c)                       Upon the occurrence of any of the foregoing, the non-defaulting party shall be required to provide written notice to the defaulting party of the particular event of default and the defaulting party shall thereafter have thirty (30) days in. which to cure said default, or if the defaulting party is unable to cure said default within said thirty (30) day period, the defaulting party shall have an additional ten (10) business days in which to take substantial steps toward curing said default. If the defaulting party shall not have cured said default or taken substantial steps in curing said default within the additional ten (10) business day period, then at the option of the non-defaulting party, and upon providing further written notice to the defaulting party, this Agreement shall terminate as of the date of said notice.

(d)                      In the event of termination of this Agreement by Client pursuant to Section 10(a) above, FSS shall deliver to Client, after and conditioned upon full payment to FSS of all undisputed fees owed to FSS by Client under this Agreement, a complete list of existing accounts receivable (all debit and credit balances) in an industry standard electronic format, including data layout and/or translation tables.

6

11.                      Indemnification.

(a)                       Client shall indemnify and hold harmless FSS from and against all claims, suits, obligations, liabilities, damages and expenses, including without limitation reasonable attorneys fees (“Losses”), based upon, arising out of or resulting from (i) any and all claims of any third party for alleged liabilities related to Client’s submission to FSS of inaccurate Coding Data, (ii) any negligent acts or omissions of any Client employee or shareholder, (iii) any claims of professional liability resulting from the acts or omissions of any Client employee or independent contractor, and (iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in attempting to oppose the imposition thereof, or in enforcing this indemnity.

(b)                      FSS agrees to indemnify, hold harmless and defend Client, its officers, directors, shareholders, employees and agents (the “Client Group”) from and against any and all claims, demands or actions, including reasonable attorneys’ fees and litigation expenses, based upon or arising out of gross negligence or willful misconduct by FSS or its employees or agents. FSS shall have no obligation to indemnify or hold the Client Group harmless in the event of any error in or omission of information submitted by the Client Group or liability otherwise attributable to the Client Group.

12.                      Power of Attorney. Client hereby designates, makes, constitutes and appoints FSS (and all persons designated by FSS from time to time, as approved by Client) for the term of this Agreement and for purposes accomplishing the duties set forth in therein above, as Client’s true and lawful attorney and agent-in-fact, and FSS, and any agent of FSS, may without notice to Client execute, endorse, accept and deliver in the name of Client, any and all checks, orders, drafts or any other instrument evidencing the right to payment and receive cash or any other form of payment in the name of, and on behalf of, Client and shall be, and hereby is, authorized to deposit any and all funds collected in a deposit account for the benefit of Client.

13.                      Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by certified mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier, and shall be deemed given when so delivered personally or by facsimile, or if mailed, three (3) days after the date of mailing as follows:

If to FSS:	Financial Services of Southwest Florida, Inc. 2234 Colonial Boulevard Fort Myers, Florida 33907 Attention: David N.T. Watson, Vice President

If to Client:

With a copy to:	Radiation Therapy Services, Inc. 111 Great Neck Road

7

Great Neck, New York 11021 Attention: Norton Travis, Esq.

or to such other address and to the attention of such other person(s) or officer(s) as either party may designate by written notice.

14.                      Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to principles of conflicts of law.

15.                      Independent Contractor. FSS is retained by Client only for the purposes and to the extent set forth in this Agreement, and this relationship with Client during the term of this Agreement shall be that of an independent contractor. FSS shall not be deemed an employee, agent, partner, joint venturer, officer, principal, associate, or other representative of Client. Each party hereto shall pay for all Social Security, withholding tax, unemployment insurance, workers’ compensation insurance, and all other similar expenses with respect to its own employees and will indemnify the other against all loss, damage, expense, claims and liabilities resulting from the failure to pay same. Additionally, as an independent contractor, FSS shall be free to dispose of such portions of its entire time, energy and skill as it is not obligated to devote hereunder to Client in such a manner and to such persons, corporations or other entities as it deems advisable.

16.                      Assignment. Redding Radiation Oncologists, P.C. (“Redding PC”) agrees to use its best efforts to obtain its own Medicare and Medi-Cal provider numbers and participation agreements as soon as practicable and in no event later than January 1, 2009, at which time 21st Century Oncology of California, a Medical Corporation (“21st Century PC”) agrees to assign this Agreement to Redding PC, and Redding PC agrees to accept such transfer and assignment and to assume all of 21st Century PC’s duties and obligations under this Agreement for the period on and after the date of such assignment. After such assignment and assumption, all references herein to “Client” shall be deemed to refer to Redding PC, and the parties shall promptly prepare and execute a restated agreement deleting 21st Century PC as a party to this Agreement. Except as provided in the preceding sentences of this Section 16, nothing in this Agreement shall permit assignment by Client without the express prior written consent of FSS. FSS upon reasonable notice shall have the right, without the consent of Client, to assign all or any portion of its rights, duties and obligations under this Agreement to any subsidiary or other affiliate of FSS.

17.                      Attorney’s Fees. In the event of a dispute hereunder, the prevailing party shall be entitled to all of its costs inclined in connection with the disposition of such dispute, including, without limitation, reasonable attorneys’ fees and costs through all trial and appellate levels and post judgment proceedings.

18.                      Further Instruments. At any time and from time to time, each party shall, without further consideration and at its own expense, take such further actions and execute and deliver such further instruments as may be reasonably necessary to effectuate the purposes of this Agreement.

8

19.                      Entire Agreement. This Agreement (including the exhibits hereto) contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements between them, written or oral.

20.                      Severability. In the event that any term or provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, rule or regulation, such term or provision shall be deemed severed from this Agreement and the remaining terms and provisions shall remain unaffected thereby provided the invalid term does not materially alter the basic purpose or intent of this Agreement.

21.                      Waiver of Breach. No waiver of a breach of any provision of this Agreement shall be construed to be a waiver of any breach of any other provision of this Agreement or of any succeeding breach.

22.                      Interpretation. No provision of this Agreement shall be interpreted for or against either party because that party’s legal representative drafted such provision, it being recognized that the parties hereto have contributed substantially and materially to its preparation and that this Agreement has been the subject of and is the product of negotiations between the patties. This Agreement shall be construed according to its fair meaning and as if prepared by all parties hereto.

23.                      Amendments. This Agreement shall not be changed or modified except by an instrument in writing executed by both parties hereto. Without limiting any other provision herein, in the event that rules, policies, directives and/or orders of the United States Department of Health and Human Services or any other applicable federal, state, or local agency or third-party payor necessitate modifications or amendments to this Agreement, the parties hereto agree to so modify or amend this Agreement to conform with such rules, policies, directive and/or orders, provided they do not materially affect the duties and obligations of the parties hereunder.

24.                      Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original and all of which together shall constitute one and the same instrument.

25.                      Dispute Resolution. In the event that a dispute shall occur between the parties under this Agreement, either party may give a written notice thereof to the other party (a “Dispute Notice”). Upon the giving of a Dispute Notice, the parties shall use reasonable efforts to resolve the dispute. “Reasonable efforts” shall include discussions over not less than a 30-day period, including at least two in-person meetings between representatives of each party who have authority to commit the party to an agreed resolution of the dispute. If after reasonable efforts the dispute has not been resolved, either party may elect to arbitrate the dispute by giving written notice to the other party (an “Arbitration Notice”). Within 20 days after the date an Arbitration Notice is given, the parties shall jointly select an independent third party to arbitrate the dispute, or, if the parties are unable to agree on an arbitrator within such 20 day period, each party, shall, within 10 days after the end of such 20-day period, submit such dispute to binding arbitration in accordance with the alternative dispute resolution process established by the American Health Lawyers Association (“AHLA”). The arbitrator or arbitrators so chosen shall resolve the dispute in a manner that is consistent with the charitable purposes and policies referenced in Section 3(e)

9

of Client’s Facilities and Management Services Agreement with 21st Century Oncology-CHW, LLC. The arbitrator(s) shall have the authority to order specific performance by either party under this Agreement, but in no event shall any arbitrator have the power to require any action that would be inconsistent with the provisions referenced in Section 3(e) of Client’s Facilities and Management Services Agreement with 21st Century Oncology-CHW, LLC. Such arbitration decision will be final and binding on the parties, and may be enforced through any court having jurisdiction. Unless otherwise required by the arbitration rules or process, all arbitration sessions shall be conducted in the State of California. Each party will bear its own costs and expenses associated with the arbitration proceedings, including costs of witnesses, travel, attorneys, and other representatives. The general costs and expenses of the proceedings, such as the fees of the arbitrators and the charges of the AHLA, will be divided equally among the parties to the dispute.

[SIGNATURE PAGE TO FOLLOW]

10

IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized representatives effective as of the Effective Date.

21st Century Oncology of California, a Medical Corporation, a professional medical corporation

By:
Name:
Title:

Redding Radiation Oncologists, P.C., a California professional medical corporation	Financial Services of Southwest Florida, LLC, a Florida limited liability company

By:	By:
Name:	Name:
Title:	Title:

11

EXHIBIT A

Business Associate Exhibit

This Business Associate Exhibit (“Exhibit”) supplements and is made a part of the Billing Services Agreement(the “Agreement”), by and between:

21st Century Oncology of California, a Medical Corporation, and Redding Radiation Oncologists, P.C., each of which hereby acknowledges that it is a “Covered Entity” [defined in paragraph l(b) below] and shall hereinafter be referred to as such, and

Financial Services of Southwest Florida, LLC, which hereby acknowledges that it is a “Business Associate” [defined in paragraph l(a)] and shall hereinafter be referred to as such,

RECITALS

Under the Agreement, Business Associate has access to certain Facility Data [defined in paragraph l(i)], which includes both patients’ protected health information (“PHP”) [defined in paragraph l(e)] and non-PHI disclosed or made available by or on behalf of Covered Entity to Business Associate and derivatives thereof.

A.                                   Covered Entity is required to comply with the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 and regulations promulgated thereunder by the U.S. Department of Health and Human Services (“HIPAA”) and other laws which protect the privacy, security and confidentiality of a patient’s PHI; and, in accordance with HIPAA, Covered Entity and Business Associate are required to enter into a contract containing specific requirements protecting and restricting the use and disclosure of PHI,

1.                                       Definitions

(a)                                  “Business Associate” shall have the meaning given to such term under the Privacy Rule [defined in paragraph l(d) below] and which includes a third party that performs functions for or on behalf of Covered Entity and has access to Covered Entity’s PHI and uses such PHI in the performance of its functions.

(b)                                 “Covered Entity” shall have the meaning given to such term under the Privacy Rule [defined in paragraph l(d)], which includes a hospital, since it provides health care and transmits health information in electronic form in the course of its standard functions.

(c)                                  “Patient” shall have the same meaning as the term “individual” under the Privacy Rule [defined in paragraph l(d)] and shall include a person who qualifies as a personal representative.

(d)                                 “Privacy Rule” shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR 160 and 164, subparts A and E and amendments thereto.

1

(e)                                  “Protected Health Information” (“PHI”) shall have the same meaning given to such term under HIPAA and shall include any information, whether oral or recorded in any form or medium, limited to the information created or received by Business Associate from or on behalf of Covered Entity (i) that relates to the past, present or future physical or mental condition of the patient; the provision of health care to patient; or the past, present or future payment of for the provision of health care to patient; and (ii) that identifies the patient or with respect to which there is a reasonable basis to believe the information can be used to identify the patient.

(f)                                    “Facility Data” shall mean PHI, disclosed or made available by or on behalf of Covered Entity to Business Associate, and shall include derivatives thereof created by Business Associate or his agents.

(g)                                 “Designated Record Set” shall have the same meaning given to such term under HIPAA and shall include patients’ medical or billing records or any group of records which contains PHI that are used, in whole or in part, by or for Covered Entity to make decisions about patients.

(h)                                 “Data Aggregation” shall have the same meaning given to such term under HIPAA and shall include the combining of PHI received or created by Business Associate to permit data analyses relating to healthcare operations of Covered Entity.

(i)                                     “Secretary” shall mean the Secretary of the Department of Health and Human Services or her/his designee.

(j)                                     “Security Incident” means the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations in an information system.

2.                                       Permitted Uses and Disclosures by Business Associate

(a)                                  Except as otherwise limited in the Agreement and this Exhibit, Business Associate may use or disclose Facility Data only for the benefit of Covered Entity and to perform functions, activities, or services as specified in the Agreement or the minimum necessary policies and procedures of Covered Entity. Business Associate warrants and represents that each of the data elements of any PHI that it may access or receive from or on behalf of Covered Entity is minimally necessary to permit Business Associate to provide the services under the Agreement.

(b)                                 Except as otherwise limited in the Agreement and this Exhibit, Business Associate may use or disclose Facility Data for the proper management and administration of the Business Associate or to carry out the legal responsibilities of the Business Associate, provided that (i) the disclosure is required by law, or (ii) the Business Associate obtains reasonable assurances from the person to whom the information is disclosed that such information will remain confidential and used or further disclosed solely as required by law or for the purpose of assisting Business Associate to meet Business Associate’s obligations under the Agreement.

(c)                                  Except as otherwise limited in the Agreement and this Exhibit, Business Associate may use PHI to provide data aggregation services only for Covered Entity.

2

3.                                       Obligations of Business Associate

(a)                                  Business Associate will not use or disclose Facility Data other than as permitted or required by the Agreement, this Exhibit or as required by law.

(b)                                 Business Associate will use appropriate safeguards to prevent further use or disclosure of Facility Data other than as provided for by the Agreement and this Exhibit and will implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, security, integrity and availability of Facility Data that it receives, maintains, transmits or creates on behalf of Covered Entity, which in any event shall be no less than the HIPAA-related implementation recommendations of the NIST/URAC/WEDI Health Care Security Workgroup (see www.wedi.org; keyword search “NTST” or “URAC”).

(c)                                  Business Associate will promptly mitigate, to the extent practicable, any harmful effect of a use or disclosure of Facility Data by Business Associate in violation of the Agreement and this Exhibit.

(d)                                 Business Associate will promptly report to Covered Entity any use or disclosure of Facility Data not provided for by the Agreement and/or this Exhibit, including any requests for inspection, copying or amendment of such information. Business Associate will maintain a record of all such requests for inspection, copying and amendment(s) of Facility Data not provided for by the Agreement, including those initiated by Patient, Covered Entity, or third parties, and will promptly provide such documentation to Covered Entity upon request. Business Associate will use “best efforts” to promptly report to Covered Entity any Security Incident of which the Business Associate becomes aware in a manner and time to permit Covered Entity to timely determine if Covered Entity must report the Security Incident to the individual as required by law, and to permit Covered Entity to do so within the time required by law, Business Associate will follow the incident reporting classification and manner prescribed in CHW’s Investigations and Notification of Privacy and Data Security Incidents Policy (9.828), a copy of which shall be made available to Business Associate upon its request. Business Associate shall cooperate in good faith with Covered Entity in the investigation of any privacy or data security incident.

(e)                                  Business Associate will ensure in writing that any agent, including a subcontractor, to whom it provides Facility Data agrees to the same restrictions and conditions that apply to Business Associate with respect to such information and that such agent or subcontractor will implement reasonable and appropriate safeguards, which shall be no less than the HIPAA-related implementation recommendations of the NIST/URAC/WEDI Health Care Security Workgroup (see www.wedi.org; keyword search “NIST” or “URAC”), to protect it. Notwithstanding the foregoing or anything to the contrary in the Agreement or this Exhibit, Business Associate will not use any agent or subcontractor to perform any service under the Agreement without the express written consent of an authorized representative of Covered Entity and in which event, it will use agents, employees or subcontractors that reside only within the United States of America and only after such agent or subcontractor has. agreed in writing to comply with the same restrictions and conditions that apply to Business Associate under the Agreement and this Exhibit with respect to such information.

3

(f)                                    Business Associate will provide prompt access to Facility Data in designated record sets to Covered Entity whenever so requested by Covered Entity, or, if directed by Covered Entity, to a Patient in order to meet the requirements of HIPAA. If Patient requests directly from Business Associate (i) to inspect or copy his or her PHI, or (ii) requests its disclosure to a third party, the Business Associate will promptly notify Covered Entity’s facility privacy official of such request and await such official’s denial or approval of the request.

(g)                                 Business Associate will promptly make amendment(s) to Facility Data requested by Covered Entity and will do so in the time and manner requested by Covered Entity to enable it to comply with HIPAA. If Patient requests an amendment to his or her PHI, directly from Business Associate, the Business Associate will promptly notify Covered Entity’s facility privacy official of such request and await such official’s denial or approval of the request.

(h)                                 Business Associate will promptly make its internal practices, books, records, relating to the use or disclosure of Facility Data and the policies, procedures, and documentation for Covered Entity to implement the security measures required under 45 CFR 164.316 for the protection of PHI that the Business Associate received from, maintained or created for or on behalf of Covered Entity, available to Covered Entity or the Secretary, in a time and manner designated by Covered Entity or the Secretary, to enable the Secretary to determine compliance with HIPAA.

(i)                                     Business Associate will document and provide to Covered Entity all disclosures of Facility Data and information related to such disclosures, and will do so in the time and manner designated by Covered Entity, to enable it to meet security and privacy law requirements and for an accounting of such disclosures.

(j)                                     Business Associate will cooperate with Covered Entity and its medical staff to preserve and protect the confidentiality of Facility Data accessed or used pursuant to the Agreement and will not disclose or testify about such information during or after the termination of the Agreement, except as required by law.

4.                                       Obligations of Covered Entity

(a)                                  Covered Entity will notify Business Associate of any limitation in its notice of privacy practices in accordance with 45 CFR 164.520 to the extent that such limitation may affect Business Associate’s permitted use or disclosure of PHI.

(b)                                 Covered Entity will notify Business Associate of any changes in, or revocation of, permission by Patient to the use or disclosure of PHI, to the extent such changes affect Business Associate’s permitted or required uses and disclosures of PHI.

(c)                                  Covered Entity will notify Business Associate of any restriction to the use or disclosure of PHI that Covered Entity has agreed to with a patient to the extent that such restriction may affect Business Associate’s permitted use or disclosure of PHI.

4

5.                                       Effect of Breach of Obligations

(a)                                  Should Business Associate breach any of its obligations herein, Covered Entity will have the option to do any of the following:

(i)                                     Provide Business Associate an opportunity to cure the breach, to the extent curable, and end the violation within a reasonable time specified by Covered Entity. If Business Associate does not cure the breach or end the violation as specified by Covered Entity, or if the breach is not curable, Covered Entity may terminate its obligations to Business Associate, including, but not limited to, its future payment obligations and obligations to provide information, materials, equipment or resources to Business Associate; or

(ii)                                  Immediately terminate the Agreement, if Covered Entity reasonably determines that Business Associate (i) has acted with gross negligence in performing its obligations herein; (ii) is in violation of the law; (iii) willfully violates the privacy and security provisions of this Exhibit; or (iv) is unable to provide, if requested, written assurances to Covered Entity of its ability to protect the confidentiality and security of the Facility Data. Such termination of the Agreement shall be without prejudice to other legal remedies available to Covered Entity.

(b)                                 Covered Entity may also report the violation to the Secretary.

6.                                       Effect of Termination

(a)                                  Upon termination of the Agreement, Business Associate will promptly return to Covered Entity all Facility Data, including derivatives thereof or, upon Covered Entity’s request, destroy such data. This provision shall apply to Facility Data in the possession of subcontractors or agents of Business Associate. Upon destruction of Facility Data, Business Associate will certify in writing that such information has been destroyed. Notwithstanding the foregoing, Business Associate will notify Covered Entity in writing about its intent to destroy data within ten (10) days before such date of destruction. If Covered Entity requests the return of any Facility Data, Business Associate will comply as requested.

(b)                                 If the return or destruction of Facility Data is infeasible, Business Associate will promptly notify Covered Entity of the conditions that make such return or destruction infeasible. Upon mutual determination by the parties that return or destruction of Facility Data is infeasible, Business Associate will extend the protections of this Exhibit to such data and will limit its further use or disclosure to purposes that make its return or destruction infeasible.

7.                                       Indemnity

Business Associate will promptly and fully defend, indemnify and hold harmless Covered Entity, its affiliates and respective officers, directors, agents and employees against all claims, demands and judgments made or recovered against them for damages relating to a failure to comply with the terms of this exhibit and/or a breach of confidentiality of the Facility Data in connection with this Agreement, to the extent that such damage, injury or death was caused by an act or omission of Business Associate, its subcontractor or its employees or agents.

5

8.                                       [RESERVED]

9.                                       No Third Party Beneficiary

The provisions and covenants set forth in this Exhibit are expressly entered into only by and between Business Associate and Covered Entity, and are only for their benefit. Neither Business Associate nor Covered Entity intends to create or establish any third party beneficiary status or right (or the equivalent thereof) in any other third party and no such third party shall have any right to enforce or enjoy any benefit created or established by the provisions and covenants in this Exhibit.

10.                                 Amendment

The parties agree to promptly modify or amend this Business Associate Exhibit to permit Covered Entity to comply with any new laws, rules or regulations that might modify the terms and conditions herein.

6

EXHIBIT D

Business Associate Exhibit

This Business Associate Exhibit (“Exhibit”) supplements and is made a part of the Management Services Agreement (the “Agreement”), by and between:

21st Century Oncology of California, a Medical Corporation, and Redding Radiation Oncologists, P.C., each of which hereby acknowledges that it is a “Covered Entity” [defined in paragraph l(b) below] and shall hereinafter be referred to as such, and

21st Century Oncology-CHW, LLC, which hereby acknowledges that it is a “Business Associate” [defined in paragraph 1 (a)] and shall hereinafter be referred to as such.

RECITALS

Under the Agreement, Business Associate has access to certain Facility Data [defined in paragraph l(f)], which includes both patients’ protected health information (“PHI”) [defined in paragraph l(e)] and non-PHI disclosed or made available by or on behalf of Covered Entity to Business Associate and derivatives thereof.

A.                                   Covered Entity is required to comply with the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 and regulations promulgated thereunder by the U.S. Department of Health and Human Services (“HIPAA”) and other laws which protect the privacy, security and confidentiality of a patient’s PHI; and, in accordance with HIPAA, Covered Entity and Business Associate are required to enter into a contract containing specific requirements protecting and restricting the use and disclosure of PHI.

1.                                       Definitions

(a)                                  “Business Associate” shall have the meaning given to such term under the Privacy Rule [defined in paragraph l(d) below] and which includes a third party that performs functions for or on behalf of Covered Entity and has access to Covered Entity’s PHI and uses such PHI in the performance of its functions.

(b)                                 “Covered Entity” shall have the meaning given to such term under the Privacy Rule [defined in paragraph l(d)], which includes a hospital, since it provides health care and transmits health information in electronic form in the course of its standard functions.

(c)                                  “Patient” shall have the same meaning as the term “individual” under the Privacy Rule [defined in paragraph l(d)] and shall include a person who qualifies as a personal representative.

(d)                                 “Privacy Rule” shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR 160 and 164, subparts A and E and amendments thereto.

(e)                                  “Protected Health Information” (“PHI”) shall have the same meaning given to such term under HIPAA and shall include any information, whether oral or recorded in any form or medium, limited to the information created or received by Business Associate from or on behalf of Covered Entity (i) that relates to the past, present or future physical or mental condition of the patient; the provision of health care to patient; or the past, present or future payment of for the provision of health care to patient; and (ii) that identifies the patient or with respect to which there is a reasonable basis to believe the information can be used to identify the patient.

(f)                                    “Facility Data” shall mean PHI, disclosed or made available by or on behalf of Covered Entity to Business Associate, and shall include derivatives thereof created by Business Associate or his agents.

(g)                                 “Designated Record Set” shall have the same meaning given to such term under HIPAA and shall include patients’ medical or billing records or any group of records which contains PHI that are used, in whole or in part, by or for Covered Entity to make decisions about patients,

(h)                                 “Data Aggregation” shall have the same meaning given to such term under HIPAA and shall include the combining of PHI received or created by Business Associate to permit data analyses relating to healthcare operations of Covered Entity.

(i)                                     “Secretary” shall mean the Secretary of the Department of Health and Human Services or her/his designee.

(j)                                     “Security Incident” means the attempted or successful unauthorized access, use, disclosure, modification, or destruction of information or interference with system operations in an information system.

2.                                       Permitted Uses and Disclosures by Business Associate

(a)                                  Except as otherwise limited in the Agreement and this Exhibit, Business Associate may use or disclose Facility Data only for the benefit of Covered Entity and to perform functions, activities, or services as specified in the Agreement or the minimum necessary policies and procedures of Covered Entity. Business Associate warrants and represents that each of the data elements of any PHI that it may access or receive from or on behalf of Covered Entity is minimally necessary to permit Business Associate to provide the services under the Agreement.

(b)                                 Except as otherwise limited in the Agreement and this Exhibit, Business Associate may use or disclose Facility Data for the proper management and administration of the Business Associate or to carry out the legal responsibilities of the Business Associate, provided that (i) the disclosure is required by law, or (ii) the Business Associate obtains reasonable assurances from the person to whom the information is disclosed that such information will remain confidential and used or further disclosed solely as required by law or for the purpose of assisting Business Associate to meet Business Associate’s obligations under the Agreement.

(c)                                  Except as otherwise limited in the Agreement and this Exhibit, Business Associate may use PHI to provide data aggregation services only for Covered Entity.

2

3.                                       Obligations of Business Associate

(a)                                  Business Associate will not use or disclose Facility Data other than as permitted or required by the Agreement, this Exhibit or as required by law.

(b)                                 Business Associate will use appropriate safeguards to prevent further use or disclosure of Facility Data other than as provided for by the Agreement and this Exhibit and will implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, security, integrity and availability of Facility Data that it receives, maintains, transmits or creates on behalf of Covered Entity, which in any event shall be no less than the HIPAA-related implementation recommendations of the NIST/URAC/WEDI Health Care Security Workgroup (see www.wedi.org; keyword search “NIST” or “URAC”).

(c)                                  Business Associate will promptly mitigate, to the extent practicable, any harmful effect of a use or disclosure of Facility Data by Business Associate in violation of the Agreement and this Exhibit.

(d)                                 Business Associate will promptly report to Covered Entity any use or disclosure of Facility Data not provided for by the Agreement and/or this Exhibit, including any requests for inspection, copying or amendment of such information. Business Associate will maintain a record of all such requests for inspection, copying and amendment(s) of Facility Data not provided for by the Agreement, including those initiated by Patient, Covered Entity, or third parties, and will promptly provide such documentation to Covered Entity upon request. Business Associate will use “best efforts” to promptly report to Covered Entity any Security Incident of which the Business Associate becomes aware in a manner and time to permit Covered Entity to timely determine if Covered Entity must report the Security Incident to the individual as required by law, and to permit Covered Entity to do so within the time required by law. Business Associate will follow the incident reporting classification and manner prescribed in CHW’s Investigations and Notification of Privacy and Data Security Incidents Policy (9.828), a copy of which shall be made available to Business Associate upon its request. Business Associate shall cooperate in good faith with Covered Entity in the investigation of any privacy or data security incident.

(e)                                  Business Associate will ensure in writing that any agent, including a subcontractor, to whom it provides Facility Data agrees to the same restrictions and conditions that apply to Business Associate with respect to such information and that such agent or subcontractor will implement reasonable and appropriate safeguards, which shall be no less than the HIPAA-related implementation recommendations of the NIST/URAC/WEDI Health Care Security Workgroup (see www.wedl.org; keyword search “NIST” or “URAC”), to protect it. Notwithstanding the foregoing or anything to the contrary in the Agreement or this Exhibit, Business Associate will not use any agent or subcontractor to perform any service under the Agreement without the express written consent of an authorized representative of Covered Entity and in which event, it will use agents, employees or subcontractors that reside only within the United States of America and only after such agent or subcontractor has agreed in writing to comply with the same restrictions and conditions that apply to Business Associate under the Agreement and this Exhibit with respect to such information.

3

(f)                                    Business Associate will provide prompt access to Facility Data in designated record sets to Covered Entity whenever so requested by Covered Entity, or, if directed by Covered Entity, to a Patient in order to meet the requirements of HIPAA. If Patient requests directly from Business Associate (i) to inspect or copy his or her PHI, or (ii) requests its disclosure to a third party, the Business Associate will promptly notify Covered Entity’s facility privacy official of such request and await such official’s denial or approval of the request.

(g)                                 Business Associate will promptly make amendment(s) to Facility Data requested by Covered Entity and will do so in the time and manner requested by Covered Entity to enable it to comply with HIPAA. If Patient requests an amendment to his or her PHI, directly from Business Associate, the Business Associate will promptly notify Covered Entity’s facility privacy official of such request and await such official’s denial or approval of the request.

(h)                                 Business Associate will promptly make its internal practices, books, records, relating to the use or disclosure of Facility Data and the policies, procedures, and documentation for Covered Entity to implement the security measures required under 45 CFR 164.316 for the protection of PHI that the Business Associate received from, maintained or created for or on behalf of Covered Entity, available to Covered Entity or the Secretary, in a time and manner designated by Covered Entity or the Secretary, to enable the Secretary to determine compliance with HIPAA.

(i)                                     Business Associate will document and provide to Covered Entity all disclosures of Facility Data and information related to such disclosures, and will do so in the time and manner designated by Covered Entity, to enable it to meet security and privacy law requirements and for an accounting of such disclosures.

(j)                                     Business Associate will cooperate with Covered Entity and its medical staff to preserve and protect the confidentiality of Facility Data accessed or used pursuant to the Agreement and will not disclose or testify about such information during or after the termination of the Agreement, except as required by law.

4.                                       Obligations of Covered Entity

(a)                                  Covered Entity, will notify Business Associate of any limitation in its notice of privacy practices in accordance with 45 CFR 164.520 to the extent that such limitation may affect Business Associate’s permitted use or disclosure of PHI.

(b)                                 Covered Entity will notify Business Associate of any changes in, or revocation of, permission by Patient to the use or disclosure of PHI, to the extent such changes affect Business Associate’s permitted or required uses and disclosures of PHI.

(c)                                  Covered Entity will notify Business Associate of any restriction to the use or disclosure of PHI that Covered Entity has agreed to with a patient to the extent that such restriction may affect Business Associate’s permitted use or disclosure of PHI.

4

5.                                       Effect of Breach of Obligations

(a)                                  Should Business Associate breach any of its obligations herein, Covered Entity will have the option to do any of the following:

(i)                                     Provide Business Associate an opportunity to cure the breach, to the extent curable, and end the violation within a reasonable time specified by Covered Entity. If Business Associate does not cure the breach or end the violation as specified by Covered Entity, or if the breach is not curable, Covered Entity may terminate its obligations to Business Associate, including, but not limited to, its future payment obligations and obligations to provide information, materials, equipment or resources to Business Associate; or

(ii)                                  Immediately terminate the Agreement, if Covered Entity reasonably determines that Business Associate (i) has acted with gross negligence in performing its obligations herein; (ii) is in violation of the law; (iii) willfully violates the privacy and security provisions of this Exhibit; or (iv) is unable to provide, if requested, written assurances to Covered Entity of its ability to protect the confidentiality and security of the Facility Data, Such termination of the Agreement shall be without prejudice to other legal remedies available to Covered Entity.

(b)                                 Covered Entity may also report the violation to the Secretary.

6.                                       Effect of Termination

(a)                                  Upon termination of the Agreement, Business Associate will promptly return to Covered Entity all Facility Data, including derivatives thereof or, upon Covered Entity’s request, destroy such data. This provision shall apply to Facility Data in the possession of subcontractors or agents of Business Associate. Upon destruction of Facility Data, Business Associate will certify in writing that such information has been destroyed. Notwithstanding the foregoing, Business Associate will notify Covered Entity in writing about its intent to destroy data within ten (10) days before such date of destruction. If Covered Entity requests the return of any Facility Data, Business Associate will comply as requested.

(b)                                 If the return or destruction of Facility Data is infeasible, Business Associate will promptly notify Covered Entity of the conditions that make such return or destruction infeasible. Upon mutual determination by the parties that return or destruction of Facility Data is infeasible, Business Associate will extend the protections of this Exhibit to such data and will limit its further use or disclosure to purposes that make its return or destruction infeasible.

7.                                       Indemnity

Business Associate will promptly and fully defend, indemnify and hold harmless Covered Entity, its affiliates and respective officers, directors, agents and employees against all claims, demands and judgments made or recovered against them for damages relating to a failure to comply with the terms of this exhibit and/or a breach of confidentiality of the Facility Data in connection with this Agreement, to the extent that such damage, injury or death was caused by an act or omission of Business Associate, its subcontractor or its employees or agents.

5

8.                                       [RESERVED]

9.                                       No Third Party Beneficiary

The provisions and covenants set forth in this Exhibit are expressly entered into only by and between Business Associate and Covered Entity, and are only for their benefit. Neither Business Associate nor Covered Entity intends to create or establish any third party beneficiary status or right (or the equivalent thereof) in any other third party and no such third party shall have any right to enforce or enjoy any benefit created or established by the provisions and covenants in this Exhibit.

10.                                 Amendment

The parties agree to promptly modify or amend this Business Associate Exhibit to permit Covered Entity to comply with any new laws, rules or regulations that might modify the terms and conditions herein.

6